Exhibit 2.5

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
This First Amendment (the “Amendment”) to the Merger Agreement (defined below) is made as of November 29, 2012 by and among: SOFTBANK CORP., a Japanese kabushiki kaisha (“SoftBank”); Starburst I, Inc., a Delaware corporation and a direct wholly owned subsidiary of SoftBank (“HoldCo”); Starburst II, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Parent”); Starburst III, Inc., a Kansas corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”); and Sprint Nextel Corporation, a Kansas corporation (the “Company”, and together with SoftBank, HoldCo, Parent and Merger Sub are collectively referred to as the “Parties”).
RECITALS
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger as of October 15, 2012 (the “Merger Agreement”);
WHEREAS, Section 5.4(a) of the Merger Agreement requires Parent and the Company to prepare and file with the Securities and Exchange Commission the Prospectus/Proxy Statement (as defined in the Merger Agreement) no later than 45 days after the date of the Merger Agreement (the “Filing Deadline”); and
WHEREAS, the Parties are in the process of preparing the Prospectus/Proxy Statement and wish to extend the Filing Deadline as provided below.
NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.    AMENDMENT TO MERGER AGREEMENT
1.1    Amendment to Section 5.4(a) of the Merger Agreement. The references to “45 days” and “45-day” in Section 5.4(a) of the Merger Agreement are hereby deleted and replaced with “67 days” and “67-day”, respectively.

2.	GENERAL
2.1    Full Force and Effect. Except to the extent specifically amended herein or supplemented hereby, the Merger Agreement remains in full force and effect.
2.2    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SOFTBANK CORP.

By:	/s/ Masayoshi Son

Name:	Masayoshi Son

Title:	Chairman & CEO
STARBURST I, INC.

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher

Title:	President
STARBURST II, INC.

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher

Title:	President
STARBURST III, INC.

By:	/s/ Ronald D. Fisher

Name:	Ronald D. Fisher

Title:	President
SPRINT NEXTEL CORPORATION

By:	/s/ Charles R. Wunsch
Name: Charles R. Wunsch

Title:	General Counsel, Senior Vice President and
Corporate Secretary

[Signature page to the First Amendment to the Merger Agreement]